UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2023

MariaDB plc

(Exact name of registrant as specified in its charter)

Ireland	001-41571	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Veterans Blvd

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(855) 562-7423

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	MRDB	New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MRDBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 19, 2023, MariaDB plc (the “Company”) received written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual because the average global market capitalization of the Company over a consecutive 30 trading-day period was less than $50 million and, at the same time, the Company’s last reported stockholders’ equity was less than $50 million.

In accordance with applicable NYSE procedures, the Company plans to notify the NYSE that it intends to submit a plan to cure the deficiency and to return to compliance with the NYSE continued listing standards. Under the NYSE rules, the Company has 45 days from receipt of the Notice to submit a business plan advising the NYSE of the definitive action(s) the Company has taken, is taking, or will take that would bring it into compliance with continued listing standards within 18 months of receipt of the Notice. The NYSE will review the plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the 18-month period.

The Notice has no immediate impact on the listing of the Company’s ordinary shares. If the NYSE accepts the plan, the Company’s ordinary shares will continue to be listed and traded on the NYSE during the applicable cure period, subject to the Company’s compliance with the continued listing requirements of the NYSE and continued periodic review by NYSE of the Company’s progress with respect to its plan. If the plan is not submitted on a timely basis or is not accepted by the NYSE, the NYSE could initiate delisting proceedings.

As previously disclosed in the Company’s Current Report on Form 8-K filed on June 30, 2023, the Company also received written notice from the NYSE on June 28, 2023 that it was not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s ordinary shares was less than $1.00 over a consecutive 30 trading-day period. In connection with the June notice, the Company notified the NYSE that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard with respect to the deficiency under Section 802.01C. The Company is currently within the six-month cure period for this deficiency following receipt of the June notice.

Item 7.01	Regulation FD Disclosure.

As required by the NYSE rules, the Company issued a press release on September 22, 2023, announcing that it had received the Notice from the NYSE described in Item 3.01. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the securities act of 1933, as amended, except as otherwise expressly stated in such filing.

Forward-Looking Statements

Certain statements in this periodic report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events and actions, such as “will,” “intend,” “plan,” and “may,” and variations of such words, and similar expressions and future-looking language identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this periodic report include statements regarding our continued listing of securities on the NYSE and related actions and events. Forward-looking statements are not guarantees of future events and actions, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or board or third parties (including the NYSE), including those beyond the Company’s control. Such differences and uncertainties and related risks include, but are not limited to, the possibility that our securities may be suspended or delisted from the NYSE, the possibility that the Company may not file a plan with the NYSE that is acceptable, even if the NYSE accepts the Company’s plan there may be negative effects due to actions taken pursuant to the plan on the market price of Company securities and the Company in general, and potentially significant related costs to structuring and implementing the plan. The foregoing list of differences and risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect the continued listing of Company securities on NYSE and related actions and events, please review “Risk Factors” described in the Company’s filings and records filed with the United States Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

2

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by MariaDB plc, dated September 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MariaDB plc
Dated: September 22, 2023
	By:	/s/ Paul O’Brien
Paul O’Brien
Chief Executive Officer

4